UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.

Lakewood, CO 80226

303-209-8600

(Address and telephone number of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2010, pursuant to a Stipulation and Consent to the Issuance of a Consent Order (the “Stipulation”), Solera National Bank (the “Bank”), a national bank and a subsidiary of Solera National Bancorp, Inc. (the “Company”), consented and agreed to the issuance of an Amended Consent Order (the “Order”) by the Office of the Comptroller of Currency (the “OCC”), the Bank’s primary banking regulator.  The Order replaces and supersedes the Consent Order entered into on March 18, 2010 by the Bank, a copy of which was included as Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2010.  The provisions of the Order shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of the Order have been amended, suspended, waived, or terminated in writing by the OCC.  The Order is based on the findings of the OCC during an examination that began on September 6, 2010.  Since the completion of the examination, the Bank and its Board of Directors have taken steps to address the findings of the examination, have addressed many of the matters in the Order, and expect to complete all of the actions required to be taken by the deadline dates stated in the Order.  The Bank did not admit any wrongdoing in entering into the Order, and in connection with the actions outlined in the Order, is committed to establishing stronger banking practices with respect to credit risk management and administration, and strategic planning.

The Order requires the Bank or its Board of Directors, among other things:

•                  to establish a compliance committee of at least five members to monitor and coordinate compliance with the Order within five (5) days;

•                  to develop a written strategic plan for the Bank covering at least two years within ninety (90) days of the Order;

•                  to refrain from declaring dividends unless in compliance with the two-year plan described above and only upon prior written approval of the OCC;

•                  to provide for compliance with the Bank Secrecy Act (“BSA”), by performing a comprehensive BSA risk assessment periodically (no less than every two years);

•                  to ensure adherence to a written program of policies and procedures to provide for compliance with the BSA, effective as of the date of the Order;

•                  to ensure that the BSA Officer has sufficient training, authority, and skill to perform the assigned responsibilities;

•                  to ensure the BSA Program includes a comprehensive training program for all appropriate operational and supervisory personnel to ensure their awareness of their specific assigned responsibilities for compliance with the requirements of the Bank Secrecy Act;

•                  to ensure the BSA Program shall maintain and implement policies and procedures for appropriate identification and monitoring of transactions that pose greater than normal risk for compliance with the Bank Secrecy Act;

•                  to ensure that the BSA Program shall maintain and implement policies and procedures to provide for the Bank’s monitoring of suspicious cash, monetary instruments, wire transfers, and other activities for all types of transactions, accounts, customers, products, services, and geographic areas;

•                  to ensure the continuance of an external BSA audit, that is independent, adequate in scope and frequency, and designed to ensure compliance with the BSA in all areas of the Bank;

•                  to ensure the Bank manages and controls the risk in the loan portfolio, effective as of the date of the Order;

•                  to prepare, adopt and thereafter adhere to, revisions to the Bank’s loan policy, as well as any necessary procedures, to address weaknesses in the Bank’s credit risk management and underwriting, within one-hundred and twenty (120) days of the Order;

•                  to develop, implement and thereafter ensure Bank adherence to a written program designed to assess and manage the credit risk associated with the Bank’s Home Equity Line of Credit portfolio, within sixty (60) days of the Order;

•                  to take the necessary steps to ensure that the risk associated with the Bank’s loans is properly reflected and accounted for on the Bank’s books and records effective as of the date of the Order; and

•                  to ensure adherence to a set of written policies and procedures for maintaining an appropriate Allowance for Loan and Lease Losses in accordance with GAAP.

The foregoing description of the Order does not purport to be complete and is qualified in its entirety by reference to the Stipulation and the Order, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Stipulation and Consent to the Issuance of a Consent Order.

10.2	Amended Consent Order issued and effective December 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: December 22, 2010	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Stipulation and Consent to the Issuance of a Consent Order.

10.2	Amended Consent Order issued and effective December 16, 2010.